                                                                 Exhibit 99.27
KeraVision Reports Record
Revenues for 2nd Quarter -- $3.9M

Strong surgeon demand follows FDA approval for Intacs (trademark) -- the first approved non-laser option for surgically treating myopia

[SPECIAL ADVISORY: In accordance with SEC "quiet period" rules relating to today's filing, the regularly scheduled end-of-quarter conference call with
KeraVision management will not be held.   KeraVision anticipates resuming the
conference call schedule following the announcement of third quarter 1999 financial results.]

FREMONT, CA (July 15, 1999) -- KeraVision, Inc. (Nasdaq: KERA), which in April received Food and Drug Administration approval to sell its initial product, Intacs -- a non-laser option for surgically treating mild myopia -- today reported financial results for the quarter ended June 30, 1999. Revenues for the second quarter of 1999 totaled $3.9 million vs. $112,000 for the same period a year ago and $472,000 for the first quarter of 1999. Revenues for the first six months of 1999 totaled $4.4 million vs. $264,000 for the same period in 1998.

The increase in second quarter revenues was primarily the result of sales of instruments used to perform the Intacs procedure to the initial group of U.S. surgeons who participated in Intacs training courses during the second quarter. As of June 30, KeraVision trained 243 surgeons.

Operating results for the second quarter also reflected increased marketing and sales expenditures related to the Intacs launch in the U.S., offset by reduced research and development expenses, which resulted in a second quarter net loss of $5.7 million. This compares to net losses of $7.3 million for the first quarter of 1999 and $5.6 million for the second quarter of 1998. The net loss per share applicable to common stockholders was 45 cents for the second quarter, 60 cents for the first quarter of 1999, and 65 cents for the second quarter a year ago. The per share calculations for the most recent period include the effect of a Series B dividend of $365,000 to preferred stockholders.

KeraVision Chairman and Chief Executive Officer Thomas M. Loarie said, "The initial strong demand for Intacs surgeon training appears to validate our belief that surgeons are seeking better visual results for their patients, freedom to change patients' prescriptions because of age, and more choices for patients who prefer a non-laser option."

On April 9, Intacs became the first FDA-approved non-laser option for surgically treating mild nearsightedness -- a condition that affects an estimated 20 million adult Americans. Since then, surgeon training has been initiated at five sites across the U.S. In addition, several surgeon practice groups that represent more than 200 vision surgery locations in the U.S. -- including Laser Vision Centers, Inc. (Nasdaq: LVCI), NovaMed Eyecare and ARIS Vision, Inc. -- have begun in-house training in the Intacs procedure for their own doctors.

KeraVision, founded in 1986, is the developer of Intacs, the first FDA-approved non-laser option for surgically treating mild myopia (nearsightedness). Intacs are a safe and effective alternative to eyeglasses, contact lenses and vision correction surgeries that permanently alter the eye's central optical zone. The company's patented technology platform is also being developed for the possible treatment of other common vision problems including mild hyperopia (farsightedness) and astigmatism.

Except for the historical information, the matters discussed in this news release are forward-looking statements. Actual results may differ materially due to a variety of factors, including market acceptance of KeraVision Intacs, complications relating to the product or the surgical procedure, competitive products and technologies, and other risk factors described under the heading "Risk Factors Affecting the Company, Its Business and Its Stock Price" set forth in Form 10-Q for the quarter ended March 31, 1999, and Form 10-K for the year ended December 31, 1998, as well as in other SEC filings.

Note to Editors: Intacs are a registered trademark or trademark of KeraVision, Inc. in the U.S. and foreign countries

Contact:
KeraVision, Inc., Fremont
Mark Fischer-Colbrie, 510/353-3000 (Investors)
Mick Taylor, 510/353-3075 (Media)
www.keravision.com
Fax on Demand, 800/448-8559

                                KERAVISION, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data; unaudited)

                                        Three Months Ended      Six Months Ended
                                              June 30,              June 30,
                                      --------------------- ---------------------
                                         1999       1998       1999       1998
                                      ---------- ---------- ---------- ----------



Net sales...........................     $3,909       $112     $4,381       $264

Costs and expenses:
   Cost of sales and manufacturing
    expenses........................      3,027        989      4,615      1,949
   Research and development.........      2,111      3,113      4,201      6,016
   Selling, general and
      administrative................      4,192      1,740      8,171      3,652
                                      ---------- ---------- ---------- ----------

Total costs and expenses............      9,330      5,842     16,987     11,617
                                      ---------- ---------- ---------- ----------
Operating loss......................     (5,421)    (5,730)   (12,606)   (11,353)

Interest income and other, net......         14        117         (5)       241
Interest expense....................       (258)       (31)      (310)       (62)
                                      ---------- ---------- ---------- ----------
Net Loss............................     (5,665)    (5,644)   (12,921)   (11,174)

Preferred stock dividends on:
Redeemable convertible series B.....       (365)    (2,611)      (776)    (2,611)
                                      ---------- ---------- ---------- ----------
Net loss applicable to common
  stockholders......................    ($6,030)   ($8,255)  ($13,697)  ($13,785)
                                      ========== ========== ========== ==========
Basic and diluted net loss per share
 applicable to common stockholders..     ($0.45)    ($0.65)    ($1.05)    ($1.09)
                                      ========== ========== ========== ==========
Shares used in calculation of
 net loss per share.................     13,382     12,673     13,088     12,655



                                KERAVISION, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                    June 30, December 31,
                                                       1999       1998
                                                 ---------- ----------

                     ASSETS
Current assets:
  Cash and cash equivalents...................      $8,164     $1,449
  Available-for-sale investments..............         166      6,279
  Accounts receivable, net....................       1,144        365
  Inventory...................................       1,140        427
  Prepaid expenses and other current assets...         487        716
                                                 ---------- ----------
Total current assets..........................      11,101      9,236

Property and equipment, net                          2,343      1,840
Other assets..................................         100        108
                                                 ---------- ----------
Total assets..................................     $13,544    $11,184
                                                 ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities                               10,597      4,321
  Capital lease obligations - non-current.....         666        821
  Redeemable Convertible Series B Preferred
    Stock.....................................      18,265     17,489
  Total stockholders' equity
    (net capital deficiency)..................     (15,984)   (11,447)
                                                 ---------- ----------
Total liabilities and total stockholders'
   equity (net capital deficiency)............     $13,544    $11,184
                                                 ========== ==========
